EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 5, 2014 (the “Closing”), Vertex Energy, Inc. (the “Company”) closed the transactions contemplated by the October 21, 2014 Asset Purchase Agreement by and among the Company; Vertex Refining OH, LLC (“Vertex OH”), a wholly-owned subsidiary of Vertex Energy Operating, LLC (“Vertex Operating”), a wholly-owned subsidiary of the Company; Vertex Operating; and Heartland Group Holdings, LLC (“Heartland”), as amended by the First Amendment to Purchase Agreement dated November 26, 2014 and the Second Amendment to Purchase Agreement dated December 5, 2014 (the Asset Purchase Agreement as amended by the First Amendment and Second Amendment, the “Purchase Agreement”).

In connection with the Closing, we acquired substantially all of the assets of Heartland related to and used in an oil re-refinery and, in connection with the collecting, aggregating and purchasing of used lubricating oils and the re-refining of such oils into processed oils and other products for the distribution, supply and sale to end-customers, including raw materials, finished products and work-in-process, equipment and other fixed assets, customer lists and marketing information, the name ‘Heartland’ and other related trade names, Heartland’s real property relating to its used oil refining facility located in Columbus, Ohio, used oil storage and transfer facilities located in Columbus, Zanesville and Norwalk, Ohio (provided that the acquisition of the Norwalk, Ohio location is subject to the terms and conditions of the Second Amendment), and leases related to storage and transfer facilities located in Zanesville, Ohio, Mount Sterling, Kentucky, and Ravenswood, West Virginia (collectively, the “Heartland Assets”) and assumed certain liabilities of Heartland associated with certain assumed and acquired agreements (collectively, the “Acquired Business”).  The main assets excluded from the purchased assets pursuant to the Purchase Agreement were Heartland’s cash and cash equivalents, receivables, certain prepaid expenses, refunds and related claims, rights to certain tax refunds, certain assets used in the operations of Heartland which are used more than incidentally by Heartland’s majority equity owner (Warren Distribution, Inc. (“Warren”)) in connection with the operation of its other businesses and certain real property.

The purchase price paid in consideration for the Heartland Assets was the assumption of the assumed liabilities and an aggregate of 2,257,467 shares of restricted common stock (the “Heartland Shares”), representing a total of 1,189,637 shares valued at $8,276,792, as agreed pursuant to the terms of the original Purchase Agreement, 303,957 shares which were due in consideration for the purchase of various inventory of Heartland acquired by the Company at the closing in connection with the Inventory Purchase (described below), valued at $882,285, and a total of 763,873 shares due in consideration for the Reimbursement of Operating Losses (described below). A total of 150,000 shares of restricted common stock issued at Closing will be held in escrow and used to satisfy indemnification claims (the “Escrow Shares”).  Additionally, as described below, an Inventory True-Up is to occur 60 days after Closing which may either increase or decrease the purchase price paid by the Company in connection with the difference between the expected inventory delivered and actual inventory delivered by Heartland at closing.

The parties agreed that any amount due to Heartland in consideration for inventory on hand which was purchased at Closing, based on a preliminary valuation of such inventory by the parties, would be paid in shares of the Company’s restricted common stock, based on the volume weighted average prices of the Company’s common stock on the NASDAQ Capital Market on the ten (10) trading days (the “VWAP”) immediately prior to closing (the “Inventory Purchase”), which totaled $3.56 (the “Closing VWAP”), provided that the post-closing adjustment which is required to take place 60 days after closing, based on the actual physical inventory delivered at closing, is also payable in shares of restricted common stock (if amounts are payable by the Company in connection with such reconciliation) based on the then VWAP (the “Inventory True-Up”).

Pursuant to a Consulting Agreement previously entered into with Heartland in July 2014, Vertex Operating agreed to provide consulting services to Heartland while the parties negotiated the definitive terms of the Purchase Agreement (the “Consulting Agreement”), and to reimburse Heartland for its operating losses (on a cash basis net of interest, depreciation, corporate overhead expenses and insurance proceeds received), which totaled $2,716,561 as of closing (the “Reimbursement for Operating Losses”).

            Heartland also has the right pursuant to the terms of the Purchase Agreement to earn additional earn-out consideration of up to a maximum of $8,276,792, based on total EBITDA related to the Heartland Business during the twelve month period beginning on the first day of the first full calendar month commencing on or after the first anniversary of the closing (the “Earnout Period”), as follows (as applicable, the “Contingent Payment”):

EBITDA generated during Earnout Period	Contingent Payment Due
Less than $1,650,000	$0
At least $1,650,000	$4,138,396
More than $1,650,000 and less than $3,300,000	Pro-rated between $4,138,396 and $8,276,792
$3,300,000 or more	$8,276,792

Any Contingent Payment due is payable 50% in cash and 50% in shares of the Company’s common stock based on VWAP commencing on the trading day immediately following the last day of the Earnout Period and ending on such tenth trading day thereafter.  Additionally, the amount of any Contingent Payment is reduced by two-thirds of the cumulative total of required capital expenditures incurred at Heartland’s refining facility in Columbus, Ohio, which are paid or funded by Vertex OH after the closing, not to exceed $866,667, which capital expenditures are estimated to total $1.3 million in aggregate.

Notwithstanding the above, the maximum number of shares of common stock to be issued pursuant to the Purchase Agreement (including shares sold in connection with certain Subscription Agreements entered into with trusts beneficially owned by our Chief Executive Officer on or around the same date) cannot (i) exceed 19.9% of the outstanding shares of common stock outstanding on October 21, 2014, (ii) exceed 19.9% of the combined voting power of the Company on October 21, 2014, or (iii) otherwise exceed such number of shares of common stock that would violate applicable listing rules of the NASDAQ Stock Market in the event the Company’s stockholders do not approve the issuance of such shares (the “Share Cap”).  In the event the number of shares to be issued exceeds the Share Cap, then Vertex OH is required to instead pay any such additional consideration in cash or obtain the approval of the Company’s stockholders under applicable rules and requirements of the NASDAQ Capital Market for the additional issuance of shares.

The following unaudited pro forma combined balance sheets have been derived from the unaudited balance sheet of the Company at September 30, 2014 and an audited balance sheet reflecting certain assets and liabilities of the Acquired Business at December 5, 2014, and adjusts such information to give effect to the Purchase Agreement as if it had closed on January 1, 2014. These balance sheets which have different year-end dates may be appropriately combined for pro forma purposes, because the year-end dates are within 93 days of each other, in accordance with Securities and Exchange Commission guidance contained within Regulation S-X Rule 11-02(c)(3).

The following unaudited pro forma combined statement of operations for the nine months ended September 30, 2014 has been derived from the unaudited statement of operations of the Acquired Business for the nine months ended December 5, 2014 and the unaudited statement of operations for the Company for the nine months ended September 30, 2014 in each case giving effect to the Purchase Agreement as though it had occurred on January 1, 2014. These operating results for different nine month periods may be appropriately combined for pro forma purposes, since the nine month periods are within 93 days of each other, in accordance with Securities and Exchange Commission guidance contained within Regulation S-X Rule 11-02(c)(3).

The unaudited pro forma combined statement of operations for the year ended December 31, 2013 has been derived from the audited statements of operations for the Company for the year ended December 31, 2013 and the Acquired Business for the year ended February 22, 2014, giving effect to the Purchase Agreement as though it has occurred on January 1, 2013. These operating results for different fiscal year periods may be appropriately combined for pro forma purposes, since the fiscal year-end periods are within 93 days of each other, in accordance with Securities and Exchange Commission guidance contained within Regulation S-X Rule 11-02(c)(3).

The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in management’s opinion, provide a reasonable basis for the fair presentation of the estimated effects attributable directly to the acquisition completed as a result of the Purchase Agreement. The pro forma combined financial information is being presented for illustrative purposes only, and this information should not be relied upon for purposes of making any investment or other decisions.

The unaudited pro forma combined financial information may have been different had the transaction been completed as of January 1, 2014 or January 1, 2013. All information contained herein should be read in conjunction with the financial statements and notes thereto of the Acquired Business (filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A) and the Company, as filed in its Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (the “Commission”) on March 25, 2014 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2014, filed with the Commission on November 14, 2014.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2014
	Heartland Group Holdings, LLC December 5, 2014	Vertex Energy, Inc.	Pro Forma Adjustments (Note 1)		Pro Forma Adjusted
ASSETS

Current assets
Cash	$-	$1,229,746	$1,067,387	a,b	$2,297,133
Accounts receivable	1,970,977	21,675,824	(2,174,857)	c	21,471,944
Accounts receivable - related party	624,986	11,458,000	(624,986)	d	11,458,000
Inventory	2,203,622	19,001,712	367,378	e	21,572,712
Prepaid expenses	321,315	2,162,046	(321,315)	f	2,162,046
Other receivables	86,801		(86,801)	g	-
Property, plant and equipment held for sale	4,527,754		(4,527,754)	h	-
Total Current Assets	9,735,455	55,527,328	(6,300,948)		58,961,835

Noncurrent assets
Fixed assets, net	-	47,671,079	7,543,000	i	55,214,079
Intangible assets	-	16,327,341	2,591,000	j	18,918,341
Other Assets	-	2,797,842	-		2,797,842
Deferred federal income tax	-	5,684,000	-		5,684,000
Due from affiliates	-		-		-
Deposits	-		-		-
Goodwill	-	4,922,353	-		4,922,353
Total Non-current Assets	-	77,402,615	10,134,000		87,536,615
Total assets	$9,735,455	$132,929,943	3,833,052		$146,498,450

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$2,474,782	$23,059,176	$(2,647,106)	k	22,886,852
Outstanding checks in excess of bank balance	318,382		(318,382)	l	-
Current maturities of long-term debt	1,964,365	40,781,399	(1,964,365)	m	40,781,399
Current Portion of Capital Lease	-	605,442	-		605,442
Membership interests subject to mandatory redemption	397,200	-	(397,200)	n	-
Other current liabilities	-		-		-
Total Current Liabilities	5,154,729	64,446,017	(5,327,053)		64,273,693

Long term liabilities

Long-term debt		2,040,598	-		2,040,598
Contingent consideration	-	3,371,836	6,069,000	o	9,440,836
Line of credit	15,058,873		(15,058,873)	p	-
Due to affiliates	30,235,234		(30,235,234)	q	-
Deferred federal income tax	-	378,000	-		378,000
Total liabilities	50,448,836	70,236,451	(44,552,160)		76,133,127

Commitments and contingencies

Restricted Stock			-		-
Common Stock	-	25,414	2,746	r,s	28,160
Preferred Stock Series A	-	630	-		630
Additional paid-in capital	-	39,191,567	7,361,878	r,s	46,553,445
Warrants	-	-	29,320	r,s	29,320
Retained earnings	-	23,475,881	277,887	t	23,753,768
Members Equity	(40,713,381)		40,713,381		-
Total Vertex Energy, Inc. stockholders' equity	(40,713,381)	62,693,492	48,385,212	u	70,365,323
Non-controlling interest	-	-	-
Total equity	(40,713,381)	62,693,492	48,385,212		70,365,323
			-
TOTAL LIABILITIES AND EQUITY	$9,735,455	$132,929,943	$3,833,052		$146,498,450

The accompanying notes are an integral part of these unaudited proforma financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2014

	Heartland Group Holdings, LLC December 5, 2014	Vertex Energy, Inc.	Pro Forma Adjustments (Note 1)		Pro Forma Adjusted

Revenues	$26,953,398	$76,903,516	$(227,264)	v	103,629,650
Total revenues	26,953,398	76,903,516	(227,264)		103,629,650

Cost of revenues	27,057,876	72,846,322	(227,264)	v	99,676,934

Gross profit	(104,478)	4,057,194	-		3,952,716

Reduction of contingent liability		(1,876,752)

Selling, general, and administrative expenses	4,859,060	7,060,631	(9,279)	w	11,910,412

Income (loss) from operations	(4,963,538)	(1,126,685)	9,279		(7,957,696)

Other Income (expense)	(9,520)	109,980			100,460
Bargain purchase gain related to Omega acquisition		92,635
Asset impairment loss	(38,379,897)
Interest expense	(1,767,731)	(947,325)	1,767,731		(947,325)

Income before taxes	(45,120,686)	(1,871,395)	1,777,010		(45,215,071)

Income tax benefit (expense)		(57,975)

Net income (loss) before noncontrolling interests	(45,120,686)	(1,929,370)	1,777,010		(45,215,071)

Noncontrolling interests	-	-	-		-

Net income (loss)	$(45,120,686)	$(1,929,370)	$1,777,010		(45,215,071)

Earnings per common share
Basic		$(0.08)	0.06		(1.65)
Diluted		$(0.08)	0.06		(1.64)

Shares used in computing earnings per share
Basic		25,151,660	27,409,127		27,409,127
Diluted		25,151,660	27,628,995		27,628,995

The accompanying notes are an integral part of these unaudited proforma financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2013

	Heartland Group Holdings, LLC February 22, 2014	Vertex Energy, Inc.	Pro Forma Adjustments (Note 1)		Pro Forma Adjusted

Revenues	$32,158,970	$161,967,252	$(310,868)	v	193,815,354
Total revenues	32,158,970	161,967,252	(310,868)		193,815,354

Cost of revenues	30,409,725	145,628,215	(310,868)	v	175,727,072
					-
Gross profit	1,749,245	16,339,037	-		18,088,282

Reduction of contingent consideration	-	(2,238,750)			(2,238,750)

Selling, general, and administrative expenses	7,619,939	11,526,584	-		19,146,523
Total selling, general and administrative expenses	7,619,939	9,287,834	(887,040)	w	16,020,733
					-
Income (loss) from operations	(5,870,694)	7,051,203	887,040		2,067,549

Other income	291,517	37,696	-		329,213
Other expense	-	(54,513)	-		(54,513)
Interest expense	(1,943,641)	(422,954)	-		(2,366,595)
Goodwill impairment loss	(336,982)				(336,982)
Total other income (expense)	(1,989,106)	(439,771)			(2,428,877)

Income/Loss before taxes	(7,859,800)	6,611,432	887,040		(361,328)
					-
Income tax benefit	-	1,700,000	-		1,700,000

Net Income	(7,859,800)	8,311,432	887,040		1,338,672

Noncontrolling interests		(431,962)			(431,962)
Net income attributable to Vertex Energy, Inc.	-	7,879,470	-		7,879,470

Net income	$(7,859,800)	$7,447,508	$887,040		474,748

Earnings per common share
Basic		$0.42	0.04		0.02
Diluted		$0.37	0.04		0.02

Shares used in computing earnings per share
Basic		17,830,194	20,087,661		20,087,661
Diluted		20,182,829	22,659,982		22,659,982

The accompanying notes are an integral part of these unaudited proforma financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Pro Forma Basis of Presentation

The Closing is reflected in the unaudited pro forma combined financial statements as being accounted for under the acquisition method in accordance with ASC 805. Under the acquisition method, the total estimated purchase price is allocated to the assets acquired and the liabilities assumed based on their fair values. Vertex Energy, Inc. has made significant estimates and assumptions in determining the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These estimates are based on key assumptions of the acquisition. Due to the fact that the unaudited pro forma combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The allocation of purchase consideration is subject to change based on further review of the fair value of the assets acquired and liabilities assumed. A final determination of fair values will be based on the assets acquired and the liabilities assumed of the Acquired Business at the consummation of the acquisition.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 assume the business combination between Vertex Energy, Inc. and the Acquired Business occurred on January 1, 2014 and January 1, 2013, respectively. The unaudited pro forma combined balance sheet as of September 30, 2014, assumes the business combination had been completed on January 1, 2014. The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of Vertex Energy, Inc. and the Acquired Business.

Under ASC 805, acquisition-related transaction costs (such as advisory, legal, valuation or other professional fees) are not included as a component of consideration transferred and have been excluded from the unaudited pro forma combined statements of operations. The Company expects to incur total acquisition-related transaction costs of approximately $465,000.  In addition the Company expects to post a gain of $742,000 on the transaction.

The unaudited pro forma combined financial statements do not include the realization of any cost savings from anticipated operating efficiencies, synergies or other restructuring activities which might result from the acquisition. The unaudited pro forma combined condensed financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of the Company that are filed with the Securities and Exchange Commission and of the Acquired Business that are included herein.

The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the acquisition been completed as of the dates presented, and further should not be taken as representative of the future consolidated results of operations or financial condition of the Company.

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

a.    To reflect the cash used to fund the majority of transaction expenses, net of any cash received through the sales of shares and warrants to our Chief Executive Officer.
b.    To reflect cash required by holders of existing debt facilities intended to satisfy funds necessary for future working capital requirements.
c.    To reflect the reduction of receivables due to Vertex Energy, Inc. from Heartland Group Holdings, LLC and the receivables being retained by Heartland Holdings Group, LLC.
d.    To reflect a reduction in amounts due from related parties which are being retained by Heartland Holdings Group, LLC.
e.    To reflect fair value of inventory over book value on the closing date.
f.     To reflect prepaid expenses retained by Heartland Group Holdings, LLC after closing.
g.    To reflect other current receivables retained by Heartland Group Holdings, LLC after closing.

h.            To reflect a reclassification of property, plant, and equipment held for sale by Heartland Holdings Group, LLC to a noncurrent asset in Vertex Energy, Inc.
i.             To reflect the fair market value of assets purchased.
j.             To reflect the fair market value of intangible assets purchased.
k.            To reflect accounts payable and accrued expenses retained by Heartland Holdings Group, LLC.
l.             To reflect outstanding check liability retained by Heartland Holdings Group, LLC.
m.           To reflect current debt maturities being retained by Heartland Holdings Group, LLC.
n.            To reflect mandatory redemption liabilities retained by Heartland Holdings Group, LLC.
o.            To reflect earn out consideration payable in stock and cash to Heartland Holdings Group, LLC if certain earnings targets are met.
p.            To reflect all revolving line of credit debt being retained by Heartland Holdings Group, LLC.
q.            To reflect related party notes payable being retained by Heartland Holdings Group, LLC.
r.             To reflect the value of 2,201,601 shares of Vertex Energy, Inc.’s restricted common stock issued to Heartland Holdings Group, LLC at the closing with a fair market value of $5,735,798.
s.            To reflect the value of 488,598 shares of restricted common stock and five year warrants to purchase 219,868 shares of common stock sold with a market value of $7,205,990 and $29,320, respectively.
t.             To reflect the adjustments in retained earnings for transaction fees and gain on acquisition.
u.            To reflect the removal of historical equity of Heartland Holdings Group, LLC.
v.            To reflect the sales of product to Heartland from Vertex Energy, Inc.
w.           To record the net effect of additional amortization expenses and depreciation savings for the assets acquired at fair value.

Note 2.  Tax Matters

At September 30, 2014, the Company had significant net operating loss carryforwards.  The extent to which the Company will be able to utilize these carryforwards in future periods will be subject to limitations based on a number of factors, including but not limited to whether the Company is profitable and thus able to utilize these carryforwards.